UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2026
Teads Holding Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TEAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On September 30, 2026 (the “Closing Date”), Teads Holding Co. (the “Company”), OT Midco Inc. (the “Borrower”) and certain of its subsidiaries entered into a four-year $125.0 million non-recourse accounts receivable (“A/R”) financing facility (the “A/R Facility”). The proceeds from the borrowing will be used to fund a portion of the purchase price of the A/R acquired from certain of the Company’s subsidiaries and for general corporate purposes.
In connection with the A/R Facility, the Borrower and certain of the Borrower’s wholly-owned subsidiaries entered into (i) the U.S. Sale and Contribution Agreement, dated as of the Closing Date, among FF Cayman AR Ltd (the “Cayman Borrower”), as buyer, the Borrower, as master servicer, FF Cayman Holdings Ltd., as intermediate transferor, and Teads, Inc., as originator, (ii) the U.K. Purchase and Sale Agreement, dated as of the Closing Date, among FF Malta AR Ltd. (the “Malta Borrower” and together with the Cayman Borrower, the “Borrower SPVs”), as buyer, Outbrain UK Limited and Teads Limited, as originators, and the Borrower, as master servicer, (iii) the French Purchase and Sale Agreement, dated as of the Closing Date, among the Malta Borrower, as buyer, Teads France SAS, as originator, and the Borrower, as master servicer and (iv) the Italian Purchase and Sale Agreement, dated as of the Closing Date, among the Malta Borrower, as buyer, Teads Italia S.r.l. (together with Teads, Inc., Outbrain UK Limited, Teads Limited, and Teads France SAS, the “Originators”), as originator, and the Borrower, as master servicer (collectively, as amended from time to time, the “Purchase and Sale Agreements”), pursuant to which the Originators will sell or contribute their existing and future A/R and certain related rights to the Borrower SPVs, as applicable.
The Borrower SPVs will finance the ongoing acquisitions of the A/R and related rights by obtaining secured loans from the lenders party to the Credit and Security Agreement, dated as of the Closing Date (as amended from time to time, the “Credit and Security Agreement”), among the Borrower SPVs, as borrowers, the Borrower, as master servicer, each of the lenders from time to time party thereto and Sound Point Agency LLC, as administrative agent and collateral agent (the “Administrative Agent”).
The amount available for borrowings at any one time under the Credit and Security Agreement is limited to a borrowing base amount calculated based on the outstanding balance of eligible receivables, subject to certain reserves, concentration limits, and other limitations. Each of the Borrower SPVs pledged its ownership interest in the A/R as collateral security for all amounts outstanding under the Credit and Security Agreement, and the Borrower, as master servicer, will perform administrative and collection services relating to the A/R on behalf of the Borrower SPVs for a fee.
The Credit and Security Agreement is scheduled to terminate on September 30, 2030 (the “A/R Maturity Date”), unless extended in accordance with its terms or earlier terminated (including if more than $35.0 million of the Borrower’s existing senior secured notes due 2030 remain outstanding as of 90 days prior to the secured notes maturity date, and liquidity is less than that necessary to repay the principal amount of the secured notes then outstanding when due at maturity).
The Company has also entered into a Performance Guaranty, dated as of the Closing Date (as amended from time to time, the “Performance Guaranty”), by the Company in favor of the Administrative Agent, pursuant to which the Company has agreed to guarantee the performance by the Originators, in their capacity as such, of their obligations under the Purchase and Sale Agreements, and the Borrower’s performance as master servicer under the Credit and Security Agreement and Purchase and Sale Agreements.
Each of the Borrower SPVs is a separate legal entity whose sole business consists of purchasing A/R, or accepting A/R through capital contributions and the Borrower SPVs’ assets are not available to satisfy claims of creditors of the Borrower, any Originators or any other subsidiaries of the Borrower.

The A/R Facility is subject to interest charges for drawn commitments denominated in U.S. Dollars, Euros or Sterling, respectively, at the three-month Term SOFR, three-month EURIBOR or daily SONIA, subject in each case to a 2.50% floor, plus 5.15% per annum. The A/R Facility is subject to a 25.0% minimum utilization requirement and an unused commitment fee of 0.5% per annum on undrawn commitments. The Borrower SPVs are also required to pay certain upfront fees, structuring fees and commitment fees in connection with the A/R Facility.
The Credit and Security Agreement, the Purchase and Sale Agreements and the Performance Guaranty contain customary representations and warranties, affirmative and negative covenants, and termination events, including but not limited to those providing for the acceleration of amounts owed under the A/R Facility if, among other things, the Borrower SPVs fail to pay amounts due, the Borrower SPVs become insolvent or subject to bankruptcy proceedings or certain judicial judgments or breaches of certain representations and warranties and covenants.
The descriptions of the Credit and Security Agreement, the Purchase and Sale Agreements and the Performance Guaranty are qualified in their entirety by reference to the Credit and Security Agreement, the Purchase and Sale Agreements, and the Performance Guaranty, copies of which are attached hereto as Exhibit 10.1, with respect to the Credit and Security Agreement, Exhibits 10.2, 10.3, 10.4 and 10.5, with respect to the Purchase and Sale Agreements, and Exhibit 10.6, with respect to the Performance Guaranty, and are incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Credit and Security Agreement, dated as of September 30, 2026, among FF Cayman AR Ltd, as borrower, FF Malta AR Ltd., as borrower, OT Midco Inc., as master servicer, FIS Capital Markets UK Limited, as reporting services provider, each of the lenders from time to time party thereto and Sound Point Agency LLC, as administrative agent and collateral agent.

10.2
U.S. Sale and Contribution Agreement, dated as of September 30, 2026, among FF Cayman AR Ltd, as buyer, OT Midco Inc., as master servicer, FF Cayman Holdings Ltd., as intermediate transferor, and Teads, Inc., as originator.

10.3
U.K. Purchase and Sale Agreement, dated as of September 30, 2026, among FF Malta AR Ltd., as buyer, Outbrain UK Limited, as originator, Teads Limited, as originator, and OT Midco Inc., as master servicer.

10.4	French Purchase and Sale Agreement, dated as of September 30, 2026, among FF Malta AR Ltd., as buyer, Teads France SAS, as originator, and OT Midco Inc., as master servicer.
10.5	Italian Purchase and Sale Agreement, dated as of September 30, 2026, among FF Malta AR Ltd., as buyer, Teads Italia S.r.l., as originator, and OT Midco Inc., as master servicer.
10.6	Performance Guaranty, dated as of September 30, 2026, by Teads Holding Co., as performance guarantor, in favor of Sound Point Agency LLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEADS HOLDING CO.
Date: October 5, 2026	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer

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